EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2009, included in Granite City Food & Brewery Ltd.’s Form 10-K for the year ended December 30, 2008, and to the reference to our Firm under the caption “Experts” included in this registration statement.

/s/ Schechter Dokken Kanter Andrews & Selcer Ltd.

Schechter Dokken Kanter Andrews & Selcer Ltd.

Minneapolis, Minnesota

December 30, 2009